SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549




                            FORM 8-K
                         CURRENT REPORT


        Pursuant to Section 13 or 15(d) of the Securities
                       Exchange Act of 1934




Date of Report (Date of earliest event reported):  February 11,
1998




                      THE PANDA PROJECT, INC.
      (Exact name of registrant as specified in its charter)



FLORIDA                       0-24030                65-0323354
-------                       -------                ----------
(State or other juris-     (Commission             (IRS Employer
diction of incorporation)   File Number)          Identification
                                                      Number)

901 Yamato Road
Boca Raton, Florida                                 33431
-------------------                               --------
(Address of principal executive offices)         (Zip Code)


Registrant's telephone number, including area code:
(561) 994-2300


                  --------------------------------
   (Former name or former address, if changed since last report)


Item 5.   Other Events.
          ------------

          On February 11, 1998, the Company issued 600 shares of its Series A Convertible Preferred Stock ("Series A Preferred") for an aggregate purchase price of $6,000,000. In connection with this transaction, the Company also issued Common Stock Purchase Warrants ("Warrants") to purchase an aggregate of 150,000 shares of Common Stock.

          Holders of Series A Preferred are entitled to a dividend of 5% per annum of the purchase price for the shares, payable either in cash or as an accrual to the number of shares of Common Stock issuable upon conversion. No conversion of Series A Preferred into shares of Common Stock may occur during the period prior to 120 days after issuance except at $6.10, subject to adjustment in the event of certain dilutive issuances of securities by the Company or for stock splits or similar events (the "Fixed Conversion Price"). Thereafter, shares of Series A Preferred are convertible into shares of Common Stock pursuant to a formula whereby the purchase price of the shares to be converted plus any dividends is divided by a conversion price defined as the lower of (i) the Fixed Conversion Price or (ii) a percentage of the average closing bid price of the Common Stock for the five days immediately preceding conversion equal to 92%, if conversion occurs in the period beginning 120 days and ending 180 days after issuance of the Series A Preferred, or 90%, if conversion occurs after 180 days from issuance of the Series A Preferred.

          The Company may require that all unconverted shares of Series A Preferred be converted at any time if the closing bid price of Common Stock is equal to or greater than $12.00 per share for a period of twenty consecutive trading days.

          The Warrants have a term of five years and an exercise price, subject to adjustment for stock splits and similar events, of $6.10 per share.

          In the event certain conditions specified in the Subscription Agreement are met, the Company has the right to cause the issuance of an additional 400 shares of Series A Preferred for an aggregate purchase price of $4,000,000. In such event, the Company would be required to issue the purchasers of Series A Preferred Warrants to purchase an additional 100,000 shares of Common Stock.

          The Series A Preferred and Warrants were issued pursuant to an exemption from registration under Regulation D under the Securities Act of 1933. In connection with this transaction, the Company has agreed to file a Registration
Statement on Form S-3 with the Securities and Exchange Commission to effect the registration for resale of the Common Stock issuable upon conversion of the Series A Preferred and upon exercise of the Warrants.

Item 7.  Financial Statements and Exhibits.
         ---------------------------------

         (c)  Exhibits

4.1   Fourth Articles of Amendment of Amended and Restated
      Articles of Incorporation.

4.2   Form of Common Stock Purchase Warrant.

99.1 Subscription Agreement dated February 11, 1998 with purchasers of Series A Preferred.

99.2  Registration Rights Agreement dated February 11, 1998.

                         SIGNATURES




          Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              THE PANDA PROJECT, INC.



                              By:  /s/ C. Daryl Hollis
                                   ----------------------
                                   C. Daryl Hollis
Dated:  February 23,1998           Chief Financial Officer